Exhibit 99.1

0	⬛

FARMERS CAPITAL BANK CORPORATION

Proxy Solicited on Behalf of the Board of Directors for

Special Meeting of Shareholders, [TBD], 2018

The undersigned shareholder hereby appoints Lloyd C. Hillard, Jr. and R. Terry Bennett, or either of them with full power of substitution, to act as proxy for and to vote the shares in Farmers Capital Bank Corporation held by the undersigned at the Special Meeting of Shareholders to be held at United Bank & Capital Trust Company, 125 West Main Street, Frankfort, Kentucky on [TBD], 2018, at [TBD], Eastern Daylight Time, and at any adjournment or postponements thereof, on all matters coming before the meeting (the “Special Meeting”). You can obtain directions to the Special Meeting by contacting the Secretary of the Corporation at (502) 227-1668.

If this proxy is properly executed, then the proxies will vote: (1) as you specify on the reverse side, (2) “For” each of the items listed on the reverse side, where you do not specify your vote on a item listed on the reverse side, and (3) as directed by a majority of the Board of Directors for any other business that is presented at the Special Meeting. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛

SPECIAL MEETING OF SHAREHOLDERS OF

FARMERS CAPITAL BANK CORPORATION

[TBD], 2018

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON [TBD], 2018.

The proxy statement/prospectus, which includes the Merger Agreement, information on dissenter’s rights, fairness opinions and other general information about the merger is available at www.farmerscapital.com.

Please sign, date and mail

your proxy card in the envelope

provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

⬛	00030003030000000000 2

Your Board of Directors recommends a vote “For” Items 1, 2, and 3 below. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

A proposal to adopt and approve the Agreement and Plan of Merger dated as of April 19, 2018, by and among Wesbanco, Inc. (“WesBanco”), Wesbanco Bank, Inc., a wholly owned subsidiary of WesBanco, Farmers Capital Bank Corporation, and United Bank & Capital Trust Company, as may be amended from time to time (the “Merger Agreement”), which provides for, among other things, the merger of Farmers Capital Bank Corporation with and into WesBanco, with WesBanco as the surviving entity, as more fully described in the proxy statement/prospectus.

				FOR ☐	AGAINST ☐	ABSTAIN ☐
		2.	A proposal to approve, in a non-binding advisory vote, of the compensation payable to the named executive officers of Farmers Capital in connection with the merger.	☐	☐	☐
3.

To approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement.

				☐	☐	☐

If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate box herein.

If this proxy is properly executed, then the proxies will vote: (1) as you specify below, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed herein, and (3) as the proxies decide on any other matter.

By signing below the undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders to be held [TBD], 2018 and the accompanying proxy statement/prospectus. I hereby vote my shares (listed below) as indicated herein.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛